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                                                                    EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Abaxis, Inc. for the registration of 2,410,866 shares of its common stock and to the incorporation by reference therein of our report dated April 21, 1995 with respect to the financial statements of Abaxis, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended March 31, 1997, filed with the Securities and Exchange Commission.



San Jose, California
September 29, 1997